As filed with the Securities and Exchange Commission on May 29, 2019

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROBERT HALF INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1648752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2884 Sand Hill Road Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

STOCK INCENTIVE PLAN

(Full title of the plan)

Evelyn Crane-Oliver

Senior Vice President, Secretary and General Counsel

Robert Half International Inc.

2884 Sand Hill Road

Menlo Park, California 94025

(Name and address of agent for service)

(650) 234-6000

(Telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001	5,000,000(a)	$55.87(b)	$279,350,000.00	$33,857.22

(a)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant, par value $.001 (“Common Stock”), as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Registrant’s Stock Incentive Plan (the “Plan”).

(b)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sales prices of the registrant’s Common Stock on May 23, 2019, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Robert Half International Inc. (the “Registrant”), relating to an additional 5,000,000 shares of Common Stock, issuable pursuant to awards under the Stock Incentive Plan, as amended and restated May 22, 2019. In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the prior Registration Statements on Form S-8 filed on May 27, 2014 (file no. 333-196291), May 19, 2008 (file no. 333-151015), and May 19, 2005 (file no. 333-125044), together with all exhibits therewith or incorporated therein by reference.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The Company’s General Counsel, Evelyn Crane-Oliver, has passed upon the validity of the shares of Robert Half International Inc. common stock to be issued under the plan identified above. Ms. Crane-Oliver beneficially owns or has rights to acquire an aggregate of less than 0.04% of the Company’s common stock.

ITEM 8. EXHIBITS.

Number	Exhibit

4	Amended and Restated Stock Incentive Plan, incorporated herein by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K dated May 24, 2019.

5	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (contained in Exhibit 5)

24	Power of Attorney (see signature page)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on May 29, 2019.

ROBERT HALF INTERNATIONAL INC. (REGISTRANT)

By:	/s/ M. Keith Waddell
M. Keith Waddell
Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold M. Messmer, Jr. and M. Keith Waddell, jointly and severally, his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Harold M. Messmer, Jr. Harold M. Messmer, Jr.	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2019

/s/ Dirk A. Kempthorne Dirk A. Kempthorne	Director	May 29, 2019

/s/ Barbara J. Novogradac Barbara J. Novogradac	Director	May 29, 2019

/s/ Robert J. Pace Robert J. Pace	Director	May 29, 2019

/s/ Frederick A. Richman Frederick A. Richman	Director	May 29, 2019

/s/ Julia L. Coronado Julia L. Coronado	Director	May 29, 2019

/s/ Marc H. Morial Marc H. Morial	Director	May 29, 2019

/s/ M. Keith Waddell M. Keith Waddell	Vice Chairman, President, Chief Financial Officer and Director (Principal Financial Officer)	May 29, 2019

/s/ Michael C. Buckley Michael C. Buckley	Executive Vice President and Treasurer (Principal Accounting Officer)	May 29, 2019

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